Messineo & Co., CPAs LLC 2471 N McMullen Booth Road, Suite 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

EXHIBIT 16.1

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

August 28, 2014

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 25, 2014, of Nanoantibiotics, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Messineo & Co., CPAs, LLC

Clearwater, Florida